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                                  EXHIBIT 21
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02/04/1998               Marriott International, Inc.            Page Number :1
                           Domestic Subsidiaries
                        State Incorporation 10K Report

State:   Arizona
         Camelback Country Club, Inc. (d/b/a Camelback Golf Club)

State:   California
         Casa Maria of Maryland, Inc.
         Marriott International Services, Inc.
         New World Hotels Marketing Services Inc.
         Rancho San Antonio Retirement Services, Inc., A non-profit Corporation Saga Education Food Service, Inc.
         Saga Health Care Dietary Management Services, Inc.

State:   Delaware
         Aeropuerto Shareholder, Inc.
         BG Operations, Inc.
         BGM Saddle River, Inc.
         Big Boy Properties, Inc.
         Brooklyn Hotel Services, Inc.
         CBM Annex, Inc.
         CR14 Tenant Corporation
         CR9 Tenant Corporation
         CTYD III Corporation
         Camelback Properties Inn, Inc.
         Charleston Marriott, Inc.
         Chicago Hotel Services, Inc.
         Corporate Food Services, Inc.
         Corporate General, Inc.
         Courtyard Annex, Inc.
         Courtyard Annex, L.L.C.
         Courtyard Management Corporation
         Customer Survey Associates. Inc.
         Desert Springs Real Estate Corporation
         Detroit Hotel Services. Inc.
         East Side Hotel Services, Inc.
         Essex House Condominium Corporation
         Fairfield FMC Corporation
         Forum Group II, Inc.
         Forum Group Payroll, Inc.
         Forum-NGH, Inc.
         Franchise System Holdings, Inc.
         Hearthside Operations, Inc.
         HomeSolutions by Marriott, Inc.
         Host Restaurants, Inc.
         Hunt Valley Courtyard, Inc.
         MC Logding Investment Opportunities, Inc.
         ML Hotels (Virgin Islands), Inc.
         MMS Braselton Corporation
         MORI Residences, Inc.
         MORI SPC Corp.
         MRC I Funding Corporation
         MSLS Investments 11, Inc.
         MSLS Investments 12, Inc.
         MSLS Investments 13, Inc.
         MSLS Investments 14, Inc.
         MSLS Investments 15, Inc.
         MSLS-Hearthside, Inc.
         MTMG Corporation
         Marriott College Food Services, Inc.
         Marriott Continuing Care, Inc.
         Marriott Distribution Services, Inc.
         Marriott Educational Services, Inc.
         Marriott Hotel Services, Inc.
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02/04/1998              Marriott International, Inc.              Page Number :2
                          Domestic Subsidiaries
                       State Incorporation 10K Report

State:   Delaware
         Marriott Hotels of Panama, Inc.
         Marriott Hurghada Management, Inc.
         Marriott Information Services, Inc.
         Marriott International Administrative Services, Inc.
         Marriott international Capital Corporation
         Marriott International Design & Construction Services, Inc.
         Marriott International JBS Corporation
         Marriott International. Inc.
         Marriott Kauai Ownership Resorts, Inc.
         Marriott Kauai, Inc.
         Marriott Laundry Services, Inc.
         Marriott Lincolnshire Theatre Corporation
         Marriott Market Street Hotel, Inc.
         Marriott Mirage City Management, Inc.
         Marriott Overseas Owners Services Corporation
         Marriott Ownership Resorts, Inc.
         Marriott P.R. Management Corporation
         Marriott Payroll Services, Inc.
         Marriott Resort at Seaview, Inc.
         Marriott Resorts Sales Company, Inc.
         Marriott Resorts, Travel Company. Inc.
         Marriott Rewards, Inc.
         Marriott SLS Investments 10, Inc.
         Marriott Senior Living Services, Inc.
         Marriott Services, Inc.
         Marriott Sharm El Sheikh Management, Inc.
         Marriott U.K. Holdings, Ltd.
         Marriott Vacation Properties of Florida, Inc.
         Marriott Worldwide Payroll Corp.
         Marriott's Desert Springs Development Corporation
         Marriott's Greenbelt Hotel Services, Inc.
         Marriott's Westfields Conference Center, Inc.
         Marriott-ICC Merger Corp.
         Mid-Atlantic Specialty Restaurants. Inc.
         Musicians, Inc.
         New Marriott ML, Inc.
         North Drury Lane Productions, Inc.
         Potomac Advertising, Inc.
         Quornden, Inc.
         RC Marriott II, Inc.
         RC Marriott III, Inc.
         RC Marriott, Inc.
         RC-UK, Inc.
         RHG Finance Corporation
         RHG Investments. Inc.
         RHHI Acquisition Corp.
         RHHI Investment Corp.
         RHOC (Canada). Inc.
         RHOC (Mexico), Inc.
         RINA (International) Inc.
         ROCK Partners, L.L.C.
         Ramada Franchise Systems (Caribbean), Inc.
         Ramada Garni Franchise Systems, Inc.
         Renaissance Florida Hotel, Inc.
         Renaissance Hotel Holdings, Inc.
         Renaissance Hotel Operating Company
         Renaissance International, Inc.
         Renaissance Reservations, Inc.
         Renaissance Services, Inc.
         Residence Inn by Marriott, Inc.
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02/04/1998              Marriott International, Inc.              Page Number: 3
                         Domestic Subsidiaries
                      State Incorporation 10K Report

State:   Delaware
         Ritz-Carlton (Virgin Islands), Inc.
         Rock Lynnwood/Snohomish GenPar, Inc.
         Schaumberg/Oakbrook Marriott Hotels, Inc.
         Shady Grove Courtyard, Inc.
         Staffing Services, Inc.
         The Ritz-Carlton Hotel Company of Puerto Rico, Inc.
         The Ritz-Carlton Hotel Company, L.L.C.
         TownePlace Management Corporation
         West Street Hotels. Inc.
         Weststock Corporation

State:   Florida
         Marriott Resorts Title Company, Inc.
         Redi-Medical Alert, Inc.

State:   Georgia
         The Dining Room Corporation

State:   Hawaii
         F. L. Insurance Corporation

State:   Idaho
         MFS of Boise, Inc.

State:   Indiana
         Excepticon of Indiana, Inc.
         Forum Cupertino Lifecare, Inc.
         Forum Lifecare, Inc.
         National Guest Homes, LLC

State:   Kansas
         Kansas Hospitality Services, Inc.

State:   Maryland
         Columbia Courtyard, Inc.
         MHS Realty Sales, Inc.
         MII Conference Center, Inc.
         Marriott International Hotels Inc.
         Marriott Worldwide Corporation

State:   Nevada
         ML Hotels of Las Vegas. Inc.

State:   New Jersey
         Marriott Electrical, Inc.

State:   New York
         Marriott Management Services Corp.
         Service Systems Corporation

State:   South Carolina
         Marriott Resorts Hospitality Corporation

State:   Texas
         Dalrich Club (a non-profit corporation)
         Hospitality International, Inc.
         Hospitality Services, Inc.
         Inn Club, a Non-Profit Corp.
         MHSI Conference Centers of Texas, Inc.
         Marriott Claims Services Corporation
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02/04/1998              Marriott International, Inc.             Page Number: 4
                         Domestic Subsidiaries
                      State Incorporation 10K Report

State:   Texas
         Marriott Educational Services of Texas, Inc.
         The Finish Line Club, A Texas non-profit corporation
         The Fossil Creek Club No. 1
         The Gazebo Club
         The Hearthroom Club
         WinBeer, Inc.

State:   Utah
         Gambits A Nonprofit Corporation (Incorporated Club)

State:   Vermont
         Marriott Food Service, Inc., of Vermont

State:   Virginia
         Marriott Senior Living Insurance Services, Inc.

State:   West Virginia
         West Virginia Marriott Hotels, Inc.

State:   Wisconsin
         Marriott Educational Services, Inc., of Wisconsin
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02/04/1 998              Marriott International, Inc.         Page Number: 1
                              Foreign Subsidiaries
                        Corps Within Country 10K List
Country: Aruba

         Marriott Vacation Club International of Aruba. N.V.
         Marriott Aruba N.V.
         Marriott Resorts Hospitality of Aruba NV.
         Plant Hotel N.V.

Country: Australia

         Mirmar Hotels Pty Limited
         Ramada Oceania Pty. Limited (inactive)

Country: Austria

         Marriott Hotel Betriebsgesellschaft, GmbH

Country: Bahamas

         Marriott Ownership Resorts (Bahamas) Limited
         Marriott Resorts Hospitality (Bahamas) Limited
         New World Hotels (Bahamas) Limited

Country: Belgium

         Renaissance Hotels International, S.A.

Country: Bermuda

         Marriott International Services, Ltd.
         Crest Management Services, Limited
         CL International Insurance Company Ltd.

Country: Brazil

         Renaissance Do Brasil Hotelaria Ltda.

Country: British Columbia, Canada

         New World Estates B.C. Ltd
         New World Hotels (B.C) Ltd.

Country: British Virgin Islands

         New World Hotels International Corporation Limited
         New World Hotels Manila Limited
         New World Hotels Marketing Services Limited
         New World Hotels Overseas Limited
         New World Hotels Technical Services Limited
         Ramasia International Limited

Country: Canada

         New World Hotels International (Canada) Limited

Country: Canada, British Columbia

         Renaissance Hotels Canada Limited

Country: Canada, Ontario

         Marriott Hotels of Canada Ltd.
         MCL Hotel Corporation
         Toronto Realty Airport Hotel, Ltd.
         Toronto Hotel Land Holding Ltd.
         Marriott Corporation of Canada Ltd.

Country: Canada, Quebec

         Administration Marriott Limitee
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02/04/1998            Marriott International, Inc.           Page Number:  2
                         Foreign Subsidiaries
                      Corps Within Country 10K List

Country: Cayman Islands

         Renaissance Caribbean Limited

Country: Chile

         MORI Chile S.A.
         Marriott Chile SA.
         Marriott Inversiones y Servicios Limitada
         Hotelera Cincuenta y Siete Cuarenta y Uno, S.A.

Country: China - Hong Kong

         Marriott Asia Pacific Management Limited

Country: Curacao, Netherlands Antilles

         Diamant Hotel Investments N.V.
         RHG Holding N.V.
         Renaissance Reservations N.V.

Country: England

         Renaissance UK 1 Company
         Renaissance UK 2 Company
         Renaissance UK 3 Company

Country: France

         RAMCAP SARL

         Renaissance France SARL

Country: Germany

         Muenchen Marriott Hotelmanagement GmBH
         Frankfurt Marriott Hotelmanagement GmBH
         Bremen Marriott Hotelmanagement GmBH
         Leipzig Marriott Hotelmanagement GmbH
         Marriott Hotel Holding GmbH
         Hamburg Marriott Hotelmanagement GmbH
         Middle Ring Properties GmBH Hotelbetriebsgesellschaft
         MVCI Holidays GmbH
         The Ritz-Carlton Hotel Company of Germany, GmbH
         Teltow Ramada Hotel - Gesellschaft MBH

Country: Grand Turk, Turks & Calcos Islands

         Ramada (Turks & Caicos) Ltd.

Country: Greece

         Oceanic Special Shipping Company Incorporated
         Greek Line Special Shipping Company Incorporated
         Marriott Hotels Hellas, S.A.

Country: Hong Kong

         Renaissance Management Hong Kong Limited
         Marriott Hong Kong Limited
         The Ritz-Carlton Limited
         Marriott Properties (International) Limited
         New World Hotels lnternational (Bangkok) Limited
         New World Hotels International Limited
         New World Hotels lnternational (Macau) Limited
         New World Hotels lnternational (Taipei) Limited
         Ramada China Hotels Limited
         Ramada Pacific Limited
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 02/04/1998               Marriott International, Inc.           Page Number:  3
                            Foreign Subsidiaries
                         Corps Within Country 10K List

Country: India, Bombay

         Marriott Hotels India Private Limited

Country: Ireland

         Renaissance Reservations International Limited

Country: Italy

         MVCI Holidays S.r.l.

Country: Japan

         Tokyo Convention Hotel Co., Ltd.
         The Ritz-Carlton Japan, Inc.

Country: Liberia

         New World Management Services Company Limited

Country: Mexico

         ElCrisa, S.A. de C.V.
         Servimarr, S.A. de C.V.
         Polserv, S.A. de C.V.
         Marriott Mexicana S.A. de C.V.
         Marriott Hotels, SA. de C.V.
         Operadora Marriott, S.A. de C.V.
         Promociones Marriott, S.A. de C.V.
         Empresas Turisticas Cemex-Marriott, S A. de C.V.
         The Ritz-Carlton Hotel Company of Mexico, SA. de C.V.
         R.C. Management Company of Mexico, S.A. de C.V.

Country: Netherlands

         Marriott RHG Acquisition B.V.
         Renaissance Hotel Group N.V.
         Renaissance Management B.V.
         Marriott European Venture B.V.
         Marriott Hotels of Amsterdam. B.V.
         Diplomat Properties B.V.
         Chester Eaton Properties B.V.
         NW Hotels Management Corporation B.V.
         New World Hotels International Corporation, B.V.
         New World Hotels Licensing Corporation B.V.
         New World Overseas Management B.V.
         Renaissance Services B.V.

Country: Netherlands Antilles

         New World Hotels International Corporation N.V.

Country: New Zealand

         Ramada Inns Limited

Country: Ontario, Canada

         Ramada Franchise Canada Inc.

Country: Panama

         Panmar Construction Services, Inc. (Inactive)

Country: Poland

         LIM Joint Venture Ltd.
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02/04/1998               Marriott International, Inc.          Page Number:  4
                           Foreign Subsidiaries
                        Corps Within Country 10K List

Country: Samoa, Western

         Marriott Hotels Western Samoa Limited

Country: Singapore

         Marriott Hotels Singapore Pte Ltd
         The Ritz-Carlton Hotel Company of Singapore PTE LTD

Country: Spain

         MVCI Espana, S.L.
         Marriott Hotels, S.L.
         MVCI Holidays, S.L.
         MVCI Mallorca, S.L.
         MVCI Management, S.L.
         R-C Spain, S.L.

Country: Switzerland

         Marriott (Schweiz) GmbH

Country: The U.S. Virgin Islands

         Ramada Island, Inc.

Country: United Kingdom

         MVCI Management (Europe) Limited
         Marriott Hotels, Ltd.
         Marriott Restaurants Limited
         Marriott Hotels and Catering (Holdings) Limited
         Consolidated Supplies Limited
         Adachi Marriott European Partnership
         Lomar Hotel Company Ltd.
         Marriott Catering Limited
         MVCI Europe Limited
         Cheshunt Hotel Limited
         Marriott Hotels (Reading) Limited
         Marriott In-Flite Services Limited
         The Ritz-Carlton Hotel Limited